Exhibit 10.3

[FORM]

THIS SUBSCRIPTION AGREEMENT, dated as of [●] (this “Agreement”), is between VISTA OUTDOOR INC., a Delaware corporation (“Company”), and CSG ELEVATE II INC., a Delaware corporation (“Parent”).

WHEREAS, Company, Revelyst, Inc., a Delaware corporation and a direct wholly owned Subsidiary of Company, Parent, CSG Elevate III Inc., a Delaware corporation and a direct wholly owned Subsidiary of Parent, and, solely for the purposes of the Guarantor Provisions (as defined therein), CZECHOSLOVAK GROUP a.s., a joint stock company incorporated under the laws of the Czech Republic, are parties to that certain Agreement and Plan of Merger dated as of October 15, 2023 (the “Merger Agreement”).

WHEREAS, in connection with the Merger, Parent has agreed to subscribe for and purchase from Company, and Company desires to sell to Parent, 1,000 shares of Company Common Stock (the “Subscription Shares”) for the Subscription Amount, on the terms and subject to the conditions contained herein (collectively, the “Subscription”).

NOW, THEREFORE, in connection therewith, Parent and Company agree as follows:

1. Definitions. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement, unless otherwise indicated.

2. Subscription. Parent hereby irrevocably subscribes for and agrees to purchase from Company, and Company hereby agrees to sell to Parent, the Subscription Shares for the Subscription Amount, on the terms and subject to the conditions provided for herein.

3. Subscription Closing. The closing of the sale of Subscription Shares contemplated hereby (the “Subscription Closing”) is contingent upon the satisfaction or waiver of the conditions to the Closing set forth in Article VII of the Merger Agreement (other than those conditions that by their nature are to be satisfied at the Closing; provided that such conditions are reasonably capable of being satisfied at the Closing) and shall take place on the Closing Date immediately following the completion of the Internal Transactions, but prior to the Effective Time (the “Subscription Closing Date”). On the Subscription Closing Date, immediately following the satisfaction or waiver of the conditions to the Closing set forth in Article VII of the Merger Agreement (other than those conditions that by their nature are to be satisfied at the Closing; provided that such conditions are reasonably capable of being satisfied at the Closing), (i) Parent shall deliver to Company the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified on Annex A to this Agreement, (ii) simultaneously with the payment of the Subscription Amount, the Subscription Shares will be issued to Parent, free and clear of any Liens or other restrictions whatsoever (except transfer restrictions (i) of general applicability as may be provided under the Securities Act or other applicable securities Law or (ii) under the certificate of incorporation or bylaws of Company) and (iii) Company shall deliver to Parent a copy of the records of Company’s transfer agent showing Parent as the owner of the Subscription Shares on and as of the Subscription Closing.

4. Further Assurances. At the Subscription Closing the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Agreement.

5. Company Representations and Warranties. Company represents and warrants to Parent that as of the date hereof:

(a) Company has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Subscription. The execution and delivery of this Agreement by Company and the consummation of the Subscription by Company has been duly authorized by the Board of Directors of Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or the consummation of the Subscription by Company. Company has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by Parent, this Agreement constitutes its legal, valid and binding obligation, enforceable against Company in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

(b) The execution and delivery by Company of this Agreement does not, and the consummation by Company of the Subscription and compliance with the terms hereof will not, conflict with, or result in any violation of or default (or an event that, with or without notice or lapse of time or both, would become a default) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any Company Assets under, any provision of (i) the certificate or articles of incorporation, bylaws or comparable organizational documents of Company or any Company Subsidiary, (ii) any Contract to which Company or any Company Subsidiary is a party, or by which any of their respective properties or assets or the Company Business is bound, relating to the Company Business or (iii) subject to the filings, Consents and other matters referred to in Section 4.05(b) of the Merger Agreement, any Judgment or Law applicable to Company or any Company Subsidiary or their respective properties or assets or the Company Business, other than, in the case of clauses (ii) and (iii) above, any such item that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of Company to perform in any material respect its obligations under this Agreement.

(c) The Subscription Shares have been duly authorized and, when issued and delivered to Parent against full payment therefor in accordance with the terms of this Agreement, the Subscription Shares will be validly issued, fully paid and non-assessable, and will not be subject to or issued in violation of any purchase option, put option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Laws of the jurisdiction in which Company is organized, the certificate of incorporation or bylaws of Company or any Company Material Contract and will be free and clear of all Liens except transfer restrictions (i) of general applicability as may be provided under the Securities Act or other applicable securities Law or (ii) under the certificate of incorporation or bylaws of Company.

(d) The Company Common Stock is currently listed on the NYSE under the trading symbol “VSTO”.

(e) Assuming the accuracy of Parent’s representations and warranties set forth in Section 6, in connection with the offer, sale and delivery of the Subscription Shares in the manner contemplated by this Agreement, it is not necessary to register the Subscription Shares under the Securities Act.

(f) Company has not engaged in any form of general solicitation or general advertising (with the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Subscription Shares.

(g) Company has not, directly or indirectly, made any offers or sales of any Company Securities, or solicited any offers to buy any Company Securities, under circumstances that would require registration of the Subscription Shares under the Securities Act.

6. Parent Representations and Warranties. Parent represents and warrants to Company that as of the date hereof:

(a) Parent has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Subscription. The execution and delivery of this Agreement by Parent and the consummation of the Subscription by Parent has been duly authorized by the Board of Directors of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or the consummation of the Subscription by Parent. Parent has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by Company, this Agreement constitutes its legal, valid and binding obligation, enforceable against Parent in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

(b) The execution and delivery by Parent of this Agreement does not, and the consummation by Parent of the Subscription and compliance with the terms hereof will not, conflict with, or result in any violation of or default (or an event that, with or without notice or lapse of time or both, would become a default) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of the properties or assets of Parent under, any provision of (i) the certificate or articles of incorporation, bylaws or comparable organizational documents of Parent, (ii) any Contract to which Parent is a party or by which any of its properties or assets is bound or (iii) subject to the filings, Consents and other matters referred to in Section 3.04(b) of the Merger Agreement, any Judgment or Law applicable to Parent or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such item that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of Parent to perform in any material respect its obligations under this Agreement.

(c) Parent is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act).

(d) Parent understands that the Subscription Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscription Shares have not been registered under the Securities Act. Parent understands that the Subscription Shares may not be resold, transferred, pledged or otherwise disposed of by Parent absent an effective registration statement under the Securities Act except pursuant to an exemption from the registration requirements of the Securities Act and in accordance with any applicable securities Laws of the states and other jurisdictions of the United States, and that any certificates representing the Subscription Shares shall contain a legend to such effect. Parent acknowledges that the Subscription Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Parent understands and agrees that the Subscription Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Parent may not be able to readily resell the Subscription Shares and may be required to bear the financial risk of an investment in the Subscription Shares for an indefinite period of time. Parent understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscription Shares.

(e) Parent will be acquiring the Subscription Shares for its own account, the account of its Affiliates or for accounts over which it has investment authority and for investment purposes only, and will not be purchasing the Subscription Shares for subdivision, fractionalization or distribution; Parent has no contract, undertaking, agreement or arrangement with any Person to sell, transfer or pledge to such Person or any other Person the Subscription Shares (or any portion thereof) in violation of the Securities Act; and Parent has no present plans or intentions to enter into any such contract, undertaking or arrangement.

(f) Parent understands and agrees that Parent is purchasing the Subscription Shares directly from Company. Parent further acknowledges that there have been no representations, warranties, covenants or agreements made to Parent by Company, or its officers or directors, expressly or by implication, in relation to the Subscription Shares, other than those representations, warranties, covenants and agreements included in this Agreement and the Merger Agreement.

(g) Parent became aware of this offering of the Subscription Shares solely by means of direct contact between Parent and Company or a representative of Company, and the Subscription Shares were offered to Parent solely by direct contact between Parent and Company or a representative of Company. Parent did not become aware of this offering of the Subscription Shares, nor were the Subscription Shares offered to Parent, by any other means. Parent acknowledges that Company represents and warrants that the Subscription Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities Laws.

7. Withholding. No withholding will be required with respect to the payment of the Subscription Amount and the delivery of the Subscription Shares.

8. Legend; Stop Transfer Orders or Notations. The Company may place the following legend on any certificates representing any Subscription Shares, and appropriate stop transfer orders or notations on any Subscription Shares registered in book-entry form, which shall be removed once no longer applicable:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

9. Miscellaneous. Except as otherwise expressly set forth in this Agreement, the provisions of Sections 9.01, 9.02, 9.04, 9.05, 9.07, 9.08, 9.09, 9.10, 9.11, 9.12 and 9.13 of the Merger Agreement shall apply mutatis mutandis to this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of Parent and Company has executed or caused this Agreement to be executed by its duly authorized representative as of the date set forth below:

CSG ELEVATE II INC.

by

Name:
Title:

[Signature Pages to Subscription Agreement]

VISTA OUTDOOR INC.

by

Name:
Title:

[Signature Pages to Subscription Agreement]